UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 4, 2019 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31‑0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014‑5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2019, Cincinnati Financial Corporation issued the attached news release titled “Cincinnati Financial Reports Fourth-Quarter and Full-Year 2018 Results,” furnished as Exhibit 99.1 hereto and incorporated herein by reference. On February 6, 2019, the company also distributed the attached information titled “Supplemental Financial Data,” furnished as Exhibit 99.2 hereto and incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release or supplemental financial data.

In accordance with general instruction B.2 of Form 8-K, the information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Items 1.01 Entry into Material Definitive Agreements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2019, Cincinnati Financial Corporation and CFC Investment Company, a subsidiary of Cincinnati Financial Corporation (Borrowers) entered into the Third Amendment to the Amended and Restated Credit Agreement with and among the lenders party thereto (excluding The Northern Trust Company as departing lender) and PNC Bank, N.A., as Administrative Agent. (2019 Third Amendment). The 2019 Third Amendment increases the size of the credit facility to $300 million from $225 million, extends the expiration date until at least February 4, 2023 and amends several subsections of Section 1.1 of the Amended and Restated Credit Agreement to add or amend the definitions for Bail-In, Beneficial Ownership, Anti-Terrorism, Permitted Lien, LIBOR Rate, Consolidated Debt, Consolidated Net Worth, Expiration Date and Swing Loan Commitment. The 2019 Third Amendment further amends Section 2 to increase swing loan commitments to $75 million from $35 million, increases the Letter of Credit Sublimit to $300 million from $25 million, increases the aggregate amount of revolving credit commitments to $300 million from $50 million, and adds an expiration date extension option to extend the agreement beyond the amended expiration date. The 2019 Third Amendment also exempts Insignificant Subsidiaries from several representations, warranties and covenants, and changes the Borrowers’ additional indebtedness negative covenant from a cap of $350 million to pro forma compliance with a consolidated debt to total capitalization ratio not to exceed 0.35 to 1.0.
The foregoing description of the 2019 Third Amendment does not purport to be complete and is qualified in its entirety by the full terms of the First, Second and Third Amendment and the Amended and Restated Credit Agreement dated May 13, 2014.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

Exhibit 99.1 – News release dated February 6, 2019, “Cincinnati Financial Reports Fourth-Quarter and Full-Year 2018 Results”

Exhibit 99.2 – Supplemental Financial Data for the Period Ending December 31, 2018 distributed February 6, 2019.

Exhibit 10.1 – Third Amendment to Amended and Restated Credit Agreement dated February 4, 2019.

Exhibit 10.2 – Second Amendment to Amended and Restated Credit Agreement dated March 31, 2016 (incorporated herein by reference to the company's Current Report on Form 8-K dated April 4, 2016, Exhibit 10.1).

Exhibit 10.3 – First Amendment to Amended and Restated Credit Agreement dated February 8, 2016 (incorporated herein by reference to the company’s Current Report on Form 8-K dated February 11, 2016, Exhibit 10.1).

Exhibit 10.4 – Amended and Restated Credit Agreement dated May 13, 2014 (incorporated herein by reference to the company’s Current Report on Form 8-K dated May 13, 2014, Exhibit 10.1).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: February 6, 2019	/S/Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President and Treasurer (Principal Accounting Officer)